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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   May 20, 1997
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                                 MBf USA, Inc.
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             (Exact name of registrant as specified in its charter)


    Maryland                 0-17458                            73-1326131
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(State or other             (Commission                        (IRS Employer
jurisdiction of             File Number)                       Identification
incorporation)                                                 Number)



500 Park Boulevard, Suite 1260, Itasca, Illinois                       60143
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code   (630) 285-9191
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  N/A
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(Former name or former address, if changed since last report)


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Item 5.    OTHER EVENTS


     On May 20, 1997, MBf USA, Inc. (Nasdaq SmallCap Stock Market Symbol MBFA) (the "Company") and its subsidiary, American Health Products Corporation, announced that Wembley Rubber Products (M) Sdn. Bhd. ("Wembley"), the largest Malaysian powder-free glove company and principal supplier of the Company's powder-free latex business glove, has entered into two agreements totaling $13.0 million with the Company and its majority shareholder, MBf International, Ltd. ("International"). The agreements are scheduled to close simultaneously upon receipt of necessary approvals and documentation.

     The agreements call for:

     1. the purchase by Wembley of all MBf USA's Class A Common Stock (1,252,538 shares) from the Company's majority shareholder, MBf International, Ltd. at $5.00 per share for a value of $6.27 million. MBf International will retain its 1,682,275 shares of Common Stock of the Company; and

     2. the purchase by Wembley of 2,500,000 unregistered shares of MBf USA's Common Stock at a price of $2.70 per share, with demand registration rights. MBf USA will receive $6.75 million in proceeds which will be applied toward working capital, to expand market share, introduce new products, reduce debt and introduce advance technologies to the Company's 70% owned powdered latex glove manufacturing factory in Indonesia. The Company has received a fairness opinion from The Griffing Group supporting the proposed equity infusion.

     The Class A Common Stock has the ability to designate a majority of the members of the Company's board of directors, and represents 29% of the Company's Common Stock assuming no new shares are issued. Assuming transactions (1) and (2) close, Wembley will be able to elect new Class A directors, a majority of the Class B directors, and will hold 55.1% of the Company's Common Stock after issuance of the 2,500,000 new shares.

     Under the Purchase Agreement, two (2) new Class A directors representing Wembley will be appointed to the Company's board of directors -- Mr. Richard Wong Chin Mun, President/CEO of Wembley and Mr. Lew Kwong Ann, Executive Director/Chief Financial Officer of Wembley.

     MBf USA, Inc. and its subsidiaries market Glovetex brand and OEM medical examination gloves in the United States.


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     Some of the statements contained in this Form 8-K may be considered to be
"forward-looking statements" since such statements relate to matters which have not yet occurred. For example, such phrases as "it appears" or the Company "believes," "expects" or "projects" indicate that it is possible that the event which appears, believed, expected or projected may not occur. Should such event not occur, then the result which the Company expected may not occur or occur in a different manner, which may be more or less favorable to the Company. The Company does not undertake any obligation to publicly release the results of any revisions to its forward-looking statements that may be made to reflect any future events or circumstances.

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EXHIBITS

     99. ADDITIONAL EXHIBITS.

     1)  Press Release dated May 20, 1997.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           MBf USA, Inc.
                                           (Registrant)




DATE:  May 30, 1997                        By:     /s/ Stephen Tan
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                                           Name:   Stephen Tan
                                           Title:  Chief Financial Officer